SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) March 2, 2001


                                  PRAXAIR, INC.
             (Exact Name of Registrant as Specified in Its Charter)


DELAWARE

(State or Other Jurisdiction of Incorporation)

1-11037                                      06-124-9050
(Commission File Number)                    (IRS Employer Identification No.)


39 OLD RIDGEBURY ROAD, DANBURY, CT                            06810-5113
(Address of Principal Executive Offices)                      (Zip Code)


(203)837-2000
(Registrant's Telephone Number, Including Area Code)


N/A

(Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. Acquisition or Disposition of Assets.

PRAXAIR ACQUIRES DORSEY GAGE SEMICONDUCTOR TOOLING BUSINESS

Danbury, CT, March 2, 2001 -- Praxair, Inc. (NYSE: PX) has acquired the privately-held Dorsey Gage Co., Inc., a maker of tooling for equipment used to produce semiconductor devices. Terms of the transaction were not disclosed. Dorsey Gage operates a production facility near Poughkeepsie, New York.

         "Adding the capabilities of Dorsey Gage allows us to further expand our product and services offerings to the semiconductor industry," said Thomas von Krannichfeldt, executive vice president of Praxair. "Today we support the wafer fabs with a comprehensive array of process chemical and gas management services, and produce specialty gases and other materials used in making semiconductor devices. We also provide products and services to the makers of semiconductor manufacturing equipment."

         Dorsey produces electrostatic chucks (ESCs) used to secure semiconductor wafers in place during various processing steps. The company's ESC technology offers significant advantages over conventional clamping of silicon wafers.

         Praxair's advanced materials and coatings expertise offers product development synergies that will create a new generation of ESC technology. "When we apply our advanced materials technology to Dorsey's ESCs, equipment manufacturers can look forward to advancements in chuck life, clamping force, and chemical robustness," von Krannichfeldt continued. "These attributes should translate into further improvements in wafer utilization and fab throughput."

         Praxair Semiconductor Materials is dedicated to the development of innovative process materials solutions based on its unique position in process and specialty gases and materials science. Praxair's capabilities help semiconductor manufacturers meet increasingly demanding product quality and performance specifications, reduce costs and environmental impacts, and improve productivity. Praxair offers an integrated source for process gases, materials supply and related equipment and services, with global reach. Praxair's sales to the semiconductor industry exceeded $400 million in 2000.

         Praxair, Inc. is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2000 sales of $5 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technology bring productivity and environmental benefits to a wide variety of industries, including aerospace, food and beverage, healthcare, semiconductor materials, steel, chemicals and refining, metal fabrication, water treatment, glass and others. More information on Praxair is available on the Internet at www.praxair.com.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRAXAIR, INC.
                                    Registrant




Date: March 2, 2001                 By: /s/ David H. Chaifetz
                                        ---------------------------
                                        David H. Chaifetz
                                        Vice President, General Counsel
                                        & Secretary